Exhibit 99.1

Alaska Communications Reports First Quarter 2019 Results

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 6, 2019--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for the first quarter of 2019.

“We are pleased to report another quarter of solid performance, consistent with our plan and expectations. Market demand for our Enterprise and Carrier business is strong, reflected in our quarterly Business and Wholesale broadband revenue performance, up 9.9% year over year. Cost management is receiving continued attention as evidenced by reduction in the executive team and proposed reductions to the Board of Directors.

“Growth revenues, combined with stable high cost support revenues, now stand at 69% of total revenues for the quarter. These combined revenues continue to outpace declines in legacy revenues, as reflected in our total revenue growth. This positions us to deliver Adjusted EBITDA expansion over the long-term. We look forward to reporting progress over the upcoming quarters,” said Anand Vadapalli, president and CEO of Alaska Communications.

Revenue Highlights: First Quarter 2019 Compared to First Quarter 2018

  Total revenue:
    Revenue was $56.9 million, compared to $56.0 million.
    Total broadband revenue was $32.0 million, compared to $29.7 million.
  Business and wholesale:
    Comprised 64.1 percent of total revenue.
    Revenue was $36.5 million, compared to $33.8 million.
    Broadband revenue was $25.5 million, compared to $23.2 million.
  Consumer:
    Comprised 16.2 percent of total revenue.
    Revenue was $9.2 million, compared to $9.4 million.
    Broadband revenue was flat at $6.5 million.
  Regulatory:
    Comprised 19.7 percent of total revenue.
    Revenue was $11.2 million, compared to $12.8 million.

Financial Metrics: First Quarter 2019 compared to First Quarter 2018

  Operating income was $5.9 million, compared to $5.3 million.
  Net income, including $2.8 million loss on extinguishment of debt, was $0.2 million, compared to net income of $2.1 million.
  Net cash provided by operating activities was $15.5 million, compared to $13.4 million.
  Capital expenditures were $8.6 million, compared to $8.7 million.

Balance Sheet Metrics: March 31, 2019 compared to December 31, 2018

  Cash was $24.5 million, compared to $15.0 million.
  Net debt was $159.9 million, compared to $161.2 million.
  Reflects additional assets and liabilities of $81.5 and $81.2 million, respectively, from adoption of the new lease accounting standard in the first quarter.

Non-GAAP Metrics: First Quarter 2019 compared to First Quarter 2018

  Adjusted EBITDA was $15.2 million, compared to $14.4 million.
  Adjusted free cash flow was $3.0 million, compared to $1.8 million.

Reconciliations of non-GAAP financial measures to GAAP financial measures can be found in tables at the end of this release and on the company’s website at http://www.alsk.com in the investment data section.

2019 Guidance

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “During the quarter, with our refinancing we increased access to capital, creating greater stability and flexibility in our balance sheet. We see great opportunity in the market and continue to invest for long-term growth. Having met our expectations for the first quarter, we re-affirm guidance for 2019.”

The company re-affirms guidance as follows:

  Total Revenue to be between $230 million and $235 million
  Adjusted EBITDA to be between $60 million and $62 million
  Capital Expenditures to be between $40 million and $42 million
  Adjusted Free Cash Flow to be between $10 million and $12 million

Conference Call

The Company will host a conference call and live webcast on Tuesday, May 7, 2019 at 2:00 p.m. Eastern Time to discuss the results. Parties in the United States and Canada can access the call at 1-888-378-4398 and enter pass code 331303. All other parties can access the call at 1-856-344-9295 and use the same code. On the call, the management team will answer questions submitted in advance.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 30 days. A telephonic replay of the conference call will also be available two hours after the call and will run until June 6, 2019 at 5:00 p.m. Eastern Time. To hear the replay, parties in the U.S. and Canada can call 1-888-203-1112 and enter pass code 4054244. All other parties can call 1-719-457-0820 and enter pass code 4054244.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition and computation of these non-GAAP measures are provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $4.0 million in the three-month period of 2019).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation changes in technology and related standards, the impact of natural or man-made disasters and accidents, Federal and Alaska Universal Service Fund changes and our current and historical compliance with the obligations of those programs, structural declines for voice and other legacy services, maintenance or IT issues, third-party intellectual property claims, potential pension shortfalls, the success or failure of future strategic transactions, funding through the rural health care universal service support mechanism and our ability to comply and our history of compliance with the regulatory requirements to receive those support payments, our ability to service our debt and refinance as required, adverse economic conditions, our success in providing broadband services on the Northslope and Western Alaska, the effects of competition in our markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, labor negotiations, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the actions of activist shareholders, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2019	2018

Operating revenues	$56,909	$55,972

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	25,627	25,833
Selling, general & administrative	16,656	16,012
Depreciation and amortization	8,679	8,787
Gain on disposal of assets, net	(2)	(3)

Total operating expenses	50,960	50,629

Operating income	5,949	5,343

Other income and (expense):
Interest expense	(3,056)	(3,504)
Loss on extinguishment of debt	(2,799)	-
Interest income	75	14
Other income, net	122	104
Total other income and (expense)	(5,658)	(3,386)

Income before income tax (expense) benefit	291	1,957

Income tax (expense) benefit	(98)	112

Net income	193	2,069

Less net loss attributable to noncontrolling interest	(34)	(32)

Net income attributable to Alaska Communications	$227	$2,101

Net income per share attributable to Alaska Communications:
Net income applicable to common shares	$227	$2,101

Basic and Diluted	$0.00	$0.04

Weighted average shares outstanding:
Basic	53,382	52,681
Diluted	54,605	53,857

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2019	2018

Current assets:
Cash and cash equivalents	$22,845	$13,351
Restricted cash	1,632	1,634
Short-term investments	134	134
Accounts receivable, net of allowance of $4,175 and $3,936	25,659	31,472
Materials and supplies	8,362	6,737
Prepayments and other current assets	12,453	12,169
Total current assets	71,085	65,497

Property, plant and equipment	1,395,150	1,390,622
Less: accumulated depreciation and amortization	(1,021,664)	(1,017,442)
Property, plant and equipment, net	373,486	373,180

Deferred income taxes	456	498
Operating lease right of use asset	81,455	-
Other assets	15,483	16,010
Total assets	$541,965	$455,185

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$3,418	$2,289
Accounts payable, accrued and other current liabilities	39,153	40,957
Advance billings and customer deposits	4,002	4,024
Operating lease liabilities - current	2,503	-
Total current liabilities	49,076	47,270

Long-term obligations, net of current portion	174,357	168,023
Deferred income taxes	2,336	2,315
Operating lease liabilities - noncurrent	78,662	-
Other long-term liabilities, net of current portion	67,469	67,827
Total liabilities	371,900	285,435
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	536	533
Additional paid in capital	160,704	160,514
Retained earnings	10,666	10,439
Accumulated other comprehensive loss	(2,746)	(2,675)
Total Alaska Communications stockholders' equity	169,160	168,811
Noncontrolling interest	905	939
Total stockholders' equity	170,065	169,750

Total liabilities and stockholders' equity	$541,965	$455,185

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$193	$2,069
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,679	8,787
Gain on the disposal of assets, net	(2)	(3)
Amortization of debt issuance costs and debt discount	303	356
Loss on extinguishment of debt	2,799	-
Amortization of deferred capacity revenue	(1,126)	(947)
Stock-based compensation	498	242
Income tax expense (benefit)	98	(112)
Charge for uncollectible accounts	(697)	537
Amortization of ROU asset	565	-
Other non-cash expense, net	121	90
Changes in operating assets and liabilities	4,044	2,402
Net cash provided by operating activities	15,475	13,421

Cash Flows from Investing Activities:
Capital expenditures	(8,563)	(8,680)
Capitalized interest	(355)	(420)
Change in unsettled capital expenditures	(1,121)	(1,272)
Net cash used by investing activities	(10,039)	(10,372)

Cash Flows from Financing Activities:
Repayments of long-term debt	(171,758)	(8,807)
Proceeds from the issuance of long-term debt	180,000	7,000
Debt issuance costs and discounts	(2,659)	-
Cash paid for debt extinguishment	(1,222)	-
Cash proceeds from noncontrolling interest	-	40
Payment of withholding taxes on stock-based compensation	(305)	(410)
Net cash provided (used) by financing activities	4,056	(2,177)

Change in cash, cash equivalents and restricted cash	9,492	872

Cash, cash equivalents and restricted cash, beginning of period	14,985	16,168

Cash, cash equivalents and restricted cash, end of period	$24,477	$17,040

Supplemental Cash Flow Data:
Interest paid	$3,075	$3,441
Income taxes paid, net	$10	$-

Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2019	2018

Net income	$193	$2,069
Add (subtract):
Interest expense	3,056	3,504
Loss on extinguishment of debt	2,799	-
Interest income	(75)	(14)
Depreciation and amortization	8,679	8,787
Other income, net	(122)	(104)
Gain on the disposal of assets, net	(2)	(3)
Income tax expense (benefit)	98	(112)
Stock-based compensation	498	242
Net loss attributable to noncontrolling interest	34	32

Adjusted EBITDA	$15,158	$14,401

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash inflows of $4.0 million in the three-month period ended March 31, 2019).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2019 Senior Credit Facility, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest expense and income, loss on extinguishment of debt, depreciation and amortization, other income and expense, gain or loss on asset purchases or disposals, provision for income taxes, stock-based compensation, and net loss attributable to noncontrolling interest.

Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2019	2018

Net cash provided by operating activities	$15,475	$13,421
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(8,563)	(8,680)
Amortization of deferred capacity revenue	1,126	947
Amortization of GCI capacity revenue	(511)	(511)
Amortization of debt issuance costs and debt discount	(303)	(356)
Interest expense	3,056	3,504
Interest paid	(3,075)	(3,441)
Interest income	(75)	(14)
Income taxes paid, net	(10)	-
Charge for uncollectible accounts	697	(537)
Amortization of ROU asset	(565)	-
Other income, net	(122)	(104)
Net loss attributable to noncontrolling interest	34	32
Other non-cash expense, net	(121)	(90)
Changes in operating assets and liabilities	(4,044)	(2,402)
Adjusted free cash flow	$2,999	$1,769

Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2019	2018

Adjusted EBITDA	$15,158	$14,401

Less:
Capital expenditures	(8,563)	(8,680)
Amortization of GCI capacity revenue	(511)	(511)
Income taxes paid, net	(10)	-
Interest paid	(3,075)	(3,441)
Adjusted free cash flow*	$2,999	$1,769

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.

NonGAAP Measures:

Adjusted Free Cash Flow a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, less cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue and cash receipts and payments. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being recognized as revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash provided (used) by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2019	2018
Business and wholesale revenue
Business broadband	$15,267	$13,659
Business voice and other	7,001	6,851
Managed IT services	1,659	1,265
Equipment sales and installations	880	922
Wholesale broadband	10,262	9,578
Wholesale voice and other	1,426	1,488

Total business and wholesale revenue	36,495	33,763
Growth in business and wholesale	8.1%
Consumer revenue
Broadband	6,468	6,492
Voice and other	2,733	2,877

Total consumer revenue	9,201	9,369

Total business, wholesale, and consumer revenue	45,696	43,132
Growth in business, wholesale and consumer revenue	5.9%
Growth in broadband revenue	7.6%

Regulatory revenue
Access	6,289	7,917
High cost support	4,924	4,923

Total regulatory revenue	11,213	12,840

Total revenue	$56,909	$55,972
Growth in total revenue	1.7%

Growth Revenues: Business broadband, Managed IT services, Equipment sales and installations, Wholesale broadband, Consumer broadband

Legacy Revenues: Business voice and other, Wholesale voice and other, Consumer voice and other, and Access

CAF II Revenue: High Cost Support

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018

Voice:
Business access lines	68,788	69,382	71,002
Consumer access lines	25,156	25,784	28,221

Voice ARPU business	$25.21	$25.64	$24.76
Voice ARPU consumer	$33.77	$34.04	$31.57

Broadband:
Business connections	15,126	15,234	15,306
Consumer connections	32,840	32,793	33,675

Broadband ARPU business	$334.94	$324.37	$297.38
Broadband ARPU consumer	$65.39	$65.00	$63.77

Monthly Average Churn:
Business voice	1.1%	1.0%	1.0%
Consumer broadband	2.2%	2.3%	2.4%
Consumer voice	1.1%	1.2%	1.5%

Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	March 31,	December 31,
	2019	2018
2019 senior secured credit facility due 2025	$180,000	$-
Debt discount - 2019 senior secured credit facilities due 2025	(2,226)	-
Debt issuance costs - 2019 senior secured credit facilities due 2025	(2,759)	-
2017 senior secured credit facility due 2023	-	171,750
Debt discount - 2017 senior secured credit facilities due 2023	-	(2,024)
Debt issuance costs - 2017 senior secured credit facilities due 2023	-	(2,182)
Capital leases and other long-term obligations	2,760	2,768
Total debt	177,775	170,312
Less current portion	(3,418)	(2,289)
Long-term obligations, net of current portion	$174,357	$168,023

Total debt	$177,775	$170,312
Plus debt discounts and debt issuance costs	4,985	4,206
Gross debt	182,760	174,518
Cash and cash equivalents	(22,845)	(13,351)
Net debt	$159,915	$161,167

CONTACT:
Media Contact
Heather Cavanaugh, 907-564-7722
Director, External Affairs and Corporate Communications

Investor Contact
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com